Exhibit 10.8

EXECUTION COPY

UNIT PURCHASE AGREEMENT

UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of October 1, 2007, by and between Benny Salerno (the “Seller”) and B.J.K. Inc., a New York corporation doing business as Chem Rx (the “Purchaser”). Reference is hereby made to that certain operating agreement of ChemRx/Salerno’s, LLC, a Pennsylvania limited liability company (the “Company”), dated January 17, 2007, by and among the Purchaser and the Seller (the “Operating Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Operating Agreement.

WHEREAS, the Seller is the beneficial and record owner of 882.352 Units representing an 8.82352 Percentage Interest of the Company and Seller’s entire Interest in the Company; and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser is willing to purchase from the Seller, the Seller’s entire right, title and interest in and to such 882.352 Units and any other securities of the Company as to which Seller has any beneficial interest (collectively, the “Seller’s Interest”), in accordance with the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the parties agree as follows:

1.                                      Agreement to Purchase.

(a)                                  The Purchaser hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to the Purchaser, the Seller’s Interest pursuant to the conditions set forth herein. The purchase price of the Units being sold to the Purchaser hereunder is $300,000.00 in the aggregate (the “Purchase Price”). The closing under this Agreement shall occur simultaneously with or following the satisfaction of all conditions and taking of all other actions set forth in Section 4 of this Agreement (or, to the extent permitted by Law, waived by the parties hereto entitled to the benefits thereof) and upon delivery by facsimile of executed signature pages of this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement to the offices of Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174 (the “Closing”) on the date of the satisfaction of the condition set forth in Section 4(b)(v) below, or on such other date, and at such other time or place, as the parties may mutually agree in writing. The date on which the Closing is actually held is referred to herein as the “Closing Date.”

(b)                                 At the Closing, the Seller shall deliver to the Purchaser either (a) a Unit certificate endorsed in blank or (b) a duly executed assignment separate from such certificate, in either case evidencing the transfer of the Units, dated the date hereof, in such form satisfactory to the Purchaser as shall be effective to vest in the Purchaser good and valid title to the Units, free and clear of any claims, rights of third parties, judgments, options, calls, contracts, commitments, demands, security interests, liens, charges or encumbrances whatsoever, except restrictions imposed on the Units by federal and/or state securities laws (the foregoing restrictions being herein referred to as the “Restrictions”). The Seller shall at any time, and from time to time, after the Closing Date, execute, acknowledge and deliver all further assignments, transfers and any other such instruments of conveyance, upon the reasonable request of the Purchaser, to confirm the sale of the Units hereunder.

(c)                                  At the Closing, the Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Seller at least two business days prior to the Closing Date.

2.                                      Representation, Warranty and Covenant of the Purchaser. The Purchaser represents and warrants to the Seller, and covenants for the benefit of the Seller, as follows:

(a)                                  This Agreement constitutes a valid and legally binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and any other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder; and

(b)                                 In accordance with that certain escrow agreement (the “Escrow Agreement”), dated as of January 17, 2007, by and among the Company, Purchaser, Salerno’s Pharmacy, LLC (“Salerno’s”), Seller and Troutman Sanders LLP (“Escrow Agent”), the Purchaser shall (i) jointly (with Salerno’s and Seller) sign and deliver to the Escrow Agent a Termination Date Certificate (as such term is defined in the Escrow Agreement) setting forth October 15, 2007 or the Closing Date, whichever shall first occur, as the revised Termination Date (as such term is defined in the Escrow Agreement) and (ii) on or prior to the revised Termination Date described in (i) of this Section 2(b), jointly (with Salerno’s and Seller) sign and deliver Termination Date Instructions (as such term is defined in the Escrow Agreement) to the Escrow Agent to deliver the balance of the Escrow Fund (as such term is defined in the Escrow Agreement) to Salerno’s, as provided in such written instructions, and, as part of such Termination Date Instructions, the Purchaser shall waive its right to deliver a Buyer Objection Notice (as such term is defined in the Escrow Agreement) pursuant to Section 4(c) of the Escrow Agreement.

3.                                      Representations, Warranties and Covenants of the Seller. The Seller represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

(a)                                  This Agreement constitutes a valid and legally binding agreement and obligation of the Seller enforceable against the Seller in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Seller has full power and authority to execute and deliver this Agreement and any other agreements and documents contemplated hereby and to perform his obligations hereunder and thereunder;

(b)                                 No authorization, approval, filing with, waiver or consent of any party is required for the sale of the Units to the Purchaser pursuant to this Agreement;

(c)                                  The Seller acknowledges that he may have obtained and may have had access to information, knowledge and data of a secret or confidential nature concerning the business and financial affairs, financial forecasts, future capital expenditures, business strategy, clients, transactions and other proprietary information of the Company (“Confidential Information”). The Seller acknowledges and agrees that all Confidential Information is, directly or indirectly, the property of the Company and that the Seller will not, without the prior written consent of the Company, disclose to any unauthorized person, or use for his own account, any Confidential Information except (i) to the extent necessary to comply with applicable legal process (in which event the Seller will provide the Company with prompt notice of any request for such disclosure so that the Company may seek an appropriate protective order) and (ii) to the extent such information becomes generally known to and available for use by the public other than as a result of the Seller’s acts or omissions to act;

(d)                                 The Seller has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. The Seller has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms of this transaction. The Seller believes that he has received all the information he considers necessary or appropriate in deciding whether to sell the Units, including the Confidential Information;

(e)                                  The Seller acknowledges that he (i) is a sophisticated investor with significant prior investment experience, including investment in unregistered securities, (ii) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits, suitability and risks of entering into this Agreement and the transactions contemplated hereby, generally and in light of the Confidential Information he possesses, (iii) is able to bear the risks attendant to the transactions contemplated hereby, and (iv) is dealing with the Purchaser on a professional arms’-length basis;

(f)                                    The Seller acknowledges that (i) he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel and advisors and has consulted such advisors with respect to this Agreement and the transactions contemplated hereunder, (ii) he has not engaged or employed any broker or finder in connection with the transactions referred to herein, and (iii) the sale of the Units has been privately negotiated by the Seller and the Purchaser;

(g)                                 Except for any statements or representations of the Purchaser made in this Agreement, the Seller acknowledges that (i) neither the Purchaser nor any person affiliated with the Purchaser or the Company has made any representations or warranties, express or implied, regarding any aspect of the transaction, and (ii) the Seller is not relying on, and hereby waives any claims arising from, any representations or warranties excluded from this Agreement. The Seller expressly releases the Purchaser from any and all liabilities arising from the failure by the Purchaser to disclose to the Seller any non-public information with respect to the Company or the Units that may be in possession of the Purchaser and agrees not to make any claim against the Purchaser in respect of the transaction relating to any failure to disclose such non-public information;

(h)                                 The Seller is the legal, beneficial and registered owner of the Units, free and clear of any claims, rights of third parties, judgments, options, calls, contracts, commitments, demands, security interests, liens, charges or encumbrances, except the Restrictions. Upon payment of the Purchase Price, the Purchaser will acquire all right, title and interest in the Units, free and clear of all claims, rights of third parties, judgments, options, calls, contracts, commitments, demands, security interests, liens, charges or encumbrances, except the Restrictions; and

(i)                                     The Seller shall, and shall cause Salerno’s to, execute the Termination Date Certificate and Termination Date Instructions described in Section 2(b) of this Agreement.

4.                                      Conditions Precedent to the Closing.

(a)                                  Conditions Precedent to the Obligations of the Seller to Sell the Units. The obligation hereunder of the Seller to sell the Units to the Purchaser is subject to the satisfaction or waiver, on or before the Closing, of each of the conditions set forth below. These conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion:

(i)            This Agreement shall have been executed by the Purchaser and delivered to the Seller;

(ii)           The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing;

(iii)          No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv)          The Escrow Fund (as defined in the Escrow Agreement) has been delivered to Salerno’s in accordance with Section 2(b) of this Agreement; and

(v)           The Purchase Price for the Units has been delivered to the Seller.

(b)                                 Conditions Precedent to the Obligation of the Purchaser to Purchase the Units. The obligation hereunder of the Purchaser to purchase the Units is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)            This Agreement shall have been executed by the Seller and delivered to the Purchaser;

(ii)           The representations and warranties of the Seller shall be true and correct in all material respects as of the date when made and as of the Closing;

(iii)          No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv)          The Seller shall have delivered to the Purchaser the items set forth in Section 1(b) of this Agreement; and

(v)           The transactions contemplated by that certain stock purchase agreement, dated as of June 1, 2007, among Paramount Acquisition Corp., B.J.K. Inc. and the stockholders of B.J.K. Inc. shall have closed.

(c)                                  Failure to Meet Condition Precedent. If the condition precedent set forth in Section 4(b)(v) above has not been met on or before October 1, 2008, this Agreement shall be null and void and of no further force or effect.

5.                                      Indemnification.

(a)                                  The Seller shall indemnify and hold harmless the Purchaser against any and all losses, claims, damages, liabilities and expenses incurred by the Purchaser in connection with defending or investigating any claims or liabilities, whether or not resulting in any liability to the Purchaser, to which the Purchaser may become subject, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Seller, (ii) any omission or alleged omission of a material fact with respect to the Seller or (iii) any breach of any representation, warranty or agreement made by the Seller in this Agreement.

(b)                                 The Purchaser shall indemnify and hold harmless the Seller against any and all losses, claims, damages, liabilities and expenses incurred by the Seller in connection with defending or investigating any claims or liabilities, whether or not resulting in any liability to the Seller, to which the Seller may become subject, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or (iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

(c)                                  All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive and continue in full force and effect indefinitely unless otherwise indicated herein.

6.                                      Expenses. Each of the parties shall pay his or its own expenses incident to this Agreement and the performance of his or its obligations hereunder.

7.                                      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAWS.

8.                                      Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first class mail, overnight courier or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section:

if to the Seller:

Mr. Benny Salerno
110 Cherry Valley Point
Stroudsburg, Pennsylvania 18360

With a copy to:

King, Spry, Herman, Freund & Faul
One West Broad Street, Suite 700
Bethlehem, Pennsylvania 18018
Attn:	Terence L. Faul, Esq.

if to the Purchaser:

B.J.K. Inc. d/b/a Chem Rx
750 Park Place
Long Beach, NY 11561
Attn: Jerry Silva

With a copy to:

Troutman Sanders LLP
405 Lexington Avenue
New York, NY 10174
Attn:	Richard P. Ackerman, Esq.
Michael Grandis, Esq.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with a nationally recognized, overnight courier service; and when receipt is acknowledged, if telecopied.

9.                                      Severability. If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not in any way be impaired.

10.                               Benefits and Burdens. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective estates, executors, administrators, legatees, heirs, personal and legal representatives, successors and permitted assigns.

11.                               Change; Waiver. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party waiving his rights. The failure of either party at any time to insist upon, or any delay by either party at any time to insist upon, strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

12.                               Dispute Resolution. Any party shall have the right to submit any Arbitrable Controversy (hereafter defined) to arbitration, and any such Arbitrable Controversy shall be settled by arbitration, in the State of New York in accordance with the Rules of the American Arbitration Association by 3 arbitrators selected from the panels of arbitrators of the American Arbitration Association. The parties consent to the jurisdiction of the Supreme Court of the State of New York and agree that judgment upon any award rendered by the arbitrators may be entered in the Supreme Court of the State of New York or any other court having jurisdiction thereof. “Arbitrable Controversy” means any controversy or claim not involving more than $1,000,000 in the aggregate or any remedy other than monetary damages arising out of or relating to this Agreement or the breach thereof, which, at the time of service of the notice of intention to arbitrate or the demand for arbitration, is not involved in an action pending in any Federal, state or local court.

13.                               Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written proposals or agreements relating thereto, all of which are merged herein.

14.                               Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.